UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 15, 2008

DUCOMMUN INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-08174	95-0693330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23301 Wilmington Avenue, Carson, California	90745-6209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 513-7280

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On September 15, 2008, Joseph P. Bellino was elected vice president and chief financial officer of Ducommun Incorporated (the “Company”). From 2006 to 2008, Mr. Bellino was executive vice president and chief financial officer of Kaiser Aluminum Corporation, a fabricated aluminum products company. From 1997 to 2006, Mr. Bellino was chief financial officer and treasurer of Steel Technologies, Inc., a flat-rolled steel processor. Mr. Bellino is 58 years of age.

The Company and Mr. Bellino have entered into an employment letter agreement in the form attached hereto as Exhibit 99.1 (the “Letter Agreement”). Under the Letter Agreement, Mr. Bellino will receive an annual base salary of $325,000, will be eligible to participate in the Company’s annual bonus plan, will be granted a stock option for 20,000 shares, will be eligible to participate in the Company’s stock option and stock incentive programs, and will receive usual Company-provided benefits.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Employment Letter Agreement dated September 5, 2008 between Ducommun Incorporated and Joseph P. Bellino.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUCOMMUN INCORPORATED
(Registrant)

Date: September 18, 2008	By:	/s/ James S. Heiser
James S. Heiser
Vice President and General Counsel